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                              EXHIBIT 10.32


                         NOTE PURCHASE AGREEMENT


     This Note Purchase Agreement ("Purchase Agreement"), made this 29th day of February, 1996, by and between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Company"); and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association having its principal offices at 2200 Ross Avenue, PO Box 660197, Dallas, Texas 75266-0197 (the "Bank");

                               WITNESSETH

     WHEREAS, the Bank has agreed to make a loan to WASTE RECOVERY, INC. (the "Borrower") in the principal amount of ONE MILLION ONE HUNDRED NINETEEN THOUSAND THREE HUNDRED NINE DOLLARS AND ONE CENT ($1,119,309.01) (the "Loan"); and

     WHEREAS, the Loan shall be evidenced by a Term Promissory Note with Agreement, dated February 29, 1996 (the "Note"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, the Bank has agreed to make the loan only upon the condition that the Company execute and deliver this Purchase Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     l.   Agreement to Purchase Note.

          (a) In order to induce the Bank to make the Loan to the Borrower, the Company, on and subject to the terms and conditions hereinafter set forth, agrees to purchase the Note from the Bank without recourse at the Bank's sole option exercised by written notice to the Company given at any time prior to April 29, 2000.

          (b) Any purchase of the Note by the Company pursuant to this Purchase Agreement shall occur no later than 30 days from the date written notice is given to the Company by the Bank and shall be for a cash purchase price equal to the sum of (1) 100% of the then outstanding principal balance of the Note, up to a maximum amount of $ 1,119,309.O1, and (2) all accrued but unpaid interest thereon to the date of purchase, up to a maximum amount of $60,000. On the date of purchase, the Bank shall duly endorse the Note to the order of the Company and shall deliver the Note to the Company. The Company's obligation to purchase the Note as aforesaid is subject to the Bank warranting and representing to the Company on the date of purchase that (i) the principal amount of the Note was advanced to the Borrower on the date thereof, (ii) the Bank owns all right and title to the Note free and clear of any lien arising through the Bank, and (iii) the purchase price requested by the Bank as aforesaid does not exceed the amount of principal and interest due and payable on the Note at the date of purchase.

          (c) The Company's obligations under this Purchase Agreement shall be enforceable in all respects and continue regardless of the bank's efforts to collect the Note (or lack thereof from the

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Borrower and notwithstanding that (i) the, Note may then be in default or
(ii) the Borrower may be or become insolvent or may make an assignment for the benefit of creditors or may file or may have filed against it a petition in bankruptcy or other insolvency or reorganization proceedings. The purchase of the Note is not a purchase of a security, but a form of suretyship. Borrower and Bank may from time to time modify, alter, secure, rearrange, extend for any period or renew (but not increase) the Note without notice to Company, and in such event Company will remain fully bound hereunder; provided, however, that no modification shall impair the enforceability of the Note by Goodyear if the Note is purchased by Goodyear hereunder. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment on the Note is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment has not been made.

     2.   Representations and Warranties.

          (a) The Company represents and warrants to the Bank that (i) the Company is duly, validly existing and in good standing under the laws of the State of Ohio, (ii) the Company is duly authorized and empowered to execute, deliver and perform this Purchase Agreement and has taken all requisite corporate action to authorize the execution, delivery and performance by it of this Purchase Agreement, (iii) the execution, delivery and performance of this Purchase Agreement by the Company does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation or Code of Regulations or any indenture, mortgage, loan agreement or similar instrument to which the Company is a party or by which it, or any of its properties, is bound, and (iv) this Purchase Agreement constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b) The Bank represents and warrants to the Company that the Loan has been made to the Borrower in accordance with the terms and conditions of the Note.

     3.   General Provisions.

          (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been given when received in person at the address of the party to receive such notice specified below, or when sent by courier service or registered mail, postage prepaid, addressed to the respective parties at the following address:

          To the Company:      The Goodyear Tire & Rubber Company
                               1144 East Market Street
                               Akron, Ohio 44316-0001
                               Attention: Office of the Treasurer

          To the Bank:         Texas Commerce Bank National Association
                               2200 Ross Avenue
                               Dallas, Texas 75266-0197
                               Attention: Rob Holmes, Vice President

          (b) This Purchase Agreement shall be binding upon, shall inure to the benefit of, and

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shall be enforceable by the parties hereto and their respective successors and permitted assigns. The obligation of the Company to purchase the Note shall be enforceable only by the Bank, an affiliate of the Bank or any successor to the Bank by merger of operation of law.

          (c) This Purchase Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No amendment, change, modification, alteration or termination of this Purchase Agreement shall be made except upon the written consent of the Bank and the Company.

          (d) This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          (e) This Purchase Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instruments.

          (f) In the event that any one or more of the provisions contained in this Purchase Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     IN WITNESS WHEREOF, the Company and the Bank have caused this Purchase Agreement to be executed by their respective officers, thereunto duly authorized, this day and year first above written.

                              THE GOODYEAR TIRE & RUBBER COMPANY

                              By:  /s/ RICHARD W. HAUMAN
                                 --------------------------------
                                   Richard W. Hauman,
                                   Vice President and Treasurer

                              Attest:
                                     ----------------------------
                                     Assistant Secretary


[CORPORATE SEAL]

                              TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION

                              By:  /s/ ROB HOLMES
                                 --------------------------------
                                   Rob Holmes
                                   Vice President

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